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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 13, 2001
                                                       ------------------


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


                1-6862                                  13-1898818
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       (Commission File Number)                      (I.R.S. Employer
                                                   (Identification No.)


Eleven Madison Avenue, New York, New York                  10010
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(Address of principal executive office)                  (Zip Code)


                                 (212) 325-2000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)








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ITEM 5. OTHER EVENTS
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         On December 7, 2001, Credit Suisse Group and the Credit Suisse First
Boston business unit, of which we are part, released information on estimated one-time charges, and expected fourth quarter operating results, for the Credit Suisse First Boston business unit. Credit Suisse Group stated that the fourth quarter continues to be challenging and that the Credit Suisse First Boston business unit operating result is not expected to improve from the third quarter. Many of the estimated one-time charges for the Credit Suisse First Boston business unit will be taken at the Credit Suisse First Boston (USA), Inc. level. We estimate that we will take one-time charges relating to our staff reductions of approximately $400 million to $450 million. Approximately $350 million of the estimated one-time charges relates to bonus and severance payments, guaranteed compensation and retention awards in connection with staff reductions, a significant portion of which would have been recorded as compensation expense in 2001 if such staff reductions had not occurred. Approximately $50 million to $100 million of the estimated one-time charges relates primarily to planned fixed asset and sub-leasing costs of exiting certain premises.


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  Credit Suisse First Boston (USA), Inc.


                                        /s/ David C. Fisher
                                  -------------------------
                                  David C. Fisher
                                  CHIEF ACCOUNTING OFFICER

December 13, 2001